EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

    Pursuant to Section 906 of the Sarbanes-Oxley Act 2002 (18 U.S.C.1350), the undersigned, Arthur Griffiths, Chief Executive Officer and Carol Shaw, Controller and Treasurer of Infotec Business Systems, Inc. (the Company) have executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-QSB for the quarterly period ended January 31, 2006 (the Report).

    The undersigned certifies that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

    IN WITNESS WHEREOF, the undersigned has executed this certification as of the 15th day of March 2006.

/s/ Arthur Griffiths

Name: Arthur Griffiths
Title: Chief Executive Officer

/s/ Carol Shaw

Name: Carol Shaw
Title: Secretary, Treasurer